                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

| |  Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
| |  Definitive Additional Materials
| |  Soliciting Material Pursuant to ss. 240.14a-11 (c) or ss. 240.14a-12

                            Trikon Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)

                                      None
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
            ....................................................................
         2) Aggregate number of securities to which transaction applies:
            ....................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            ....................................................................
         4) Proposed maximum aggregate value of transaction:
            ....................................................................
         5) Total fee paid:
            ....................................................................
| |  Fee paid previously by written preliminary materials.
| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid: ___________________________________________
         2)  Form Schedule or Registration Statement No:  ______________________
         3)  Filing Party: _____________________________________________________
         4)  Date Filed: _______________________________________________________

                           TRIKON TECHNOLOGIES, INC.
                                  RINGLAND WAY
                         NEWPORT, SOUTH WALES NP18 2TA
                                 UNITED KINGDOM

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                            TO BE HELD MAY 15, 2001

                                ----------------

   The annual meeting of stockholders of Trikon Technologies, Inc. ("Trikon" or the "Company") will be held at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020, on Tuesday, May 15, 2001, at 9:00 a.m., for the following purposes:

     1. For the holders of Common Stock to elect four directors of the board of directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The nominees for election by holders of Common Stock are Christopher D. Dobson, Nigel Wheeler, Richard M. Conn and Robert R. Anderson.

     2. For the holders of Series H Preferred Stock to elect one director of the board of directors to serve until the next annual meeting of stockholders and until his successor has been elected and qualified. The nominee for election by the holders of Series H Preferred Stock is Stephen N. Wertheimer.

     3. To approve an amendment to Trikon's 1991 Stock Option Plan, amended and restated as of March 7, 2001, to increase the number of shares of Common Stock that may be issued under such plan from 1,500,000 to 2,250,000

     4. To ratify the selection of Ernst & Young as Trikon's independent public accountants for the fiscal year ending December 31, 2001.

     5. To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Except with respect to proposal 2, each share of Trikon's Common Stock is entitled to one vote on all matters presented at the annual meeting. With respect to proposal 2, each share of Trikon's Series H Preferred Stock is entitled to one vote. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof is April 11, 2001. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of Trikon.

   Whether or not you plan to attend the annual meeting in person, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply envelope. Your proxy may be revoked at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

                             By Order of the Board of Directors


                             William J. Chappell
                             Secretary

Newport, South Wales, United Kingdom
April 13, 2001
                            YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                           TRIKON TECHNOLOGIES, INC.

                                PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001

                                ----------------

                                  INTRODUCTION

   These proxy materials are furnished in connection with the solicitation of proxies by the board of directors of Trikon Technologies, Inc., a California corporation, for use at its annual meeting of stockholders to be held on Tuesday, May 15, 2001, at 9:00 a.m., at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020, and at any adjournment or postponement of the annual meeting. These proxy materials were first mailed on or about April 16, 2001, to all stockholders entitled to vote at the annual meeting.

                               PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

Voting

   Trikon's common stock, no par value (the "Common Stock"), and Series H Preferred Stock, no par value (the "Series H Preferred Stock"), are the only classes of securities entitled to vote at the annual meeting. Holders of Trikon's Common Stock are entitled to vote on all proposals, other than proposal 2. Holders of Trikon's Series H Preferred Stock are only entitled to vote on proposal 2. On April 11, 2001, the record date for determination of stockholders entitled to vote at the annual meeting, there were 11,844,109 shares of Common Stock and 273,421 shares of Series H Preferred Stock outstanding. Each stockholder of record on April 11, 2001 is entitled to one vote for each share of Common Stock and one vote for each share of Series H Preferred Stock held on such date.

   A majority of the shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business other than for proposal 2. A majority of the shares of Series H Preferred Stock, represented in person or by proxy, shall constitute a quorum for the election of the director to be elected by the holders of Series H Preferred Stock as set forth in proposal 2. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. With respect to the election of directors by holders of Common
Stock, the four nominees receiving the greatest number of affirmative votes will be elected. With respect to the election of a director by holders of Series H Preferred stock, the nominee receiving the greatest number of affirmative votes will be elected.

   With respect to the ratification of the selection of Ernst & Young as Trikon's independent public accountants for the fiscal year ending December 31, 2001, and the amendment to Trikon's 1991 Stock Option Plan, amended and restated as of March 7, 2001 (the "Stock Option Plan"), the affirmative vote of a majority of the shares of Common Stock present or represented and voting at the annual meeting will constitute ratification of such proposals, provided that the shares voting affirmatively also constitute at least a majority of the required quorum. Accordingly, abstentions and broker non-votes can have the effect of preventing approval of the ratification of the selection of Ernst & Young as Trikon's independent public accountants and the amendment of the Stock Option Plan, if the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

   In the election of directors by holders of Common Stock, a stockholder may cumulate his votes. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single nominee or distributed among two or more nominees in such proportions as the stockholder or proxy deems fit. No shareholder shall be entitled to cumulate his votes, unless the candidate's or candidates' names for which he desires to cumulate his votes have been placed in nomination prior to the voting, and the shareholder has given notice of his intention to cumulate his votes at the meeting prior to the voting. If any one stockholder has given such notice, all stockholders may cumulate their votes in such election of directors.

Proxies

   Whether or not you are able to attend the annual meeting, you are urged to complete and return the appropriate enclosed proxy card, which is solicited by the board of directors and which will be voted as you direct on your proxy card when properly completed. In the event no directions are specified, such proxies will be voted FOR the approval of proposals 1, 2, 3 and 4 described in the accompanying Notice and Proxy Statement and in the discretion of the proxy holders as to other matters that may properly come before the annual meeting. You may revoke or change your proxy at any time before the annual meeting. To do this, send a written notice of revocation or another signed proxy card with a later date to the Secretary of Trikon at Trikon's principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person.

   The Common Stock proxy is only to be used to vote shares of Common Stock. The Series H Preferred Stock proxy is only to be used to vote shares of Series H Preferred Stock. Holders of both Common Stock and series H Preferred Stock should complete both the Common Stock proxy, to vote their shares of Common Stock, and the Series H Preferred Stock proxy, to vote their shares of Series H Preferred Stock.

Solicitation of Proxies

   Trikon will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxies, and any additional solicitation material furnished to stockholders.

   Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Trikon may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of Trikon. No additional compensation will be paid to these individuals for any such services. Except as described above, Trikon does not intend to solicit proxies other than by mail.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                                PROPOSAL NO. 1:

                ELECTION OF DIRECTORS BY HOLDERS OF COMMON STOCK

General

   The Certificate of Determination that establishes the rights, preferences and privileges of the Series H Preferred Stock provides that the holders of Series H Preferred Stock are entitled to elect one director if the board of directors of Trikon is constituted of five or fewer members and two directors if the board of directors is constituted of more than five members. Under the By-laws of Trikon, the number of directors constituting the entire board of directors may be increased or decreased, within the range of not less than five and not more than nine directors, by majority action of the board of directors. The currently authorized number of directors is five. As a result, four directors will be elected at this meeting by holders of Common Stock and one director will be elected by the holders of Series H Preferred Stock.

   At the annual meeting, Trikon is nominating four candidates for election to the board of directors by holders of Common Stock. Unless otherwise instructed, the proxy holders will vote the proxies received from holders of Common Stock by them for the four nominees listed herein. In the event that any nominee of Trikon is unable or declines to accept nomination for election, the proxies will be voted for any nominee who shall be recommended by the present board of directors. Management has no knowledge that any of the persons named will be unavailable or unwilling to serve. The terms of office for each person elected as a director will continue until the next annual meeting of stockholders and until such director's successor has been elected and qualified.

   The four nominees who receive the greatest number of affirmative votes of shares of Common Stock shall become directors. Upon the request of any person entitled to vote for directors to be elected by the holders of Common Stock prior to the voting, each holder of Common Stock voting in the election of directors may cumulate such holder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such holder, or distribute his votes on the same principle among as many candidates as he may select. However, no stockholder shall be entitled to cumulate votes for any candidate unless, pursuant to the By-laws of Trikon, the candidate's name has been placed in nomination prior to the voting.

   To the knowledge of Trikon, no arrangement or understanding exists between any of such four nominees and any other person or persons pursuant to whom any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Trikon.

Recommendation of The Board of Directors

   The board of directors recommends a vote FOR the nominees listed below for election by the holders of Common Stock.

   Christopher D. Dobson. Mr. Dobson joined Trikon's board of directors as Chairman in November 1996 upon the acquisition of Trikon Limited. From December of 1997 to June 1998, Mr. Dobson was Chief Executive Officer of the Company. Mr. Dobson was appointed Chief Technical Officer in May 1998. Mr. Dobson was a co-founder of Trikon Limited and was the Chairman of Trikon Limited's board of directors from 1971 to November 1996.

   Nigel Wheeler. Mr. Wheeler joined Trikon as a director and the President and Chief Operating Officer in November 1996 upon the acquisition of Trikon Limited. In October 1998, Mr. Wheeler was appointed Chief Executive Officer. From July 1993 to November 1996, Mr. Wheeler served as Trikon Limited's Chief Executive Officer.

   Richard M. Conn. Mr. Conn was elected to the board of directors of Trikon in January 1998. Mr. Conn formed Business Development Consulting in early 1997 and serves as a consultant in the semiconductor equipment industry. Prior to forming Business Development Consulting, Mr. Conn was a Vice President of Sales at KLA Instruments Corporation, the predecessor to KLA-Tencor ("KLA") from 1984 until 1996. During his tenure at KLA, Mr. Conn was a member of the boards of directors of KLA's subsidiaries in the United Kingdom, France and Germany. Mr. Conn has held several other positions in the semiconductor industry at companies that include Eaton Semiconductor Equipment, Applied Materials UK and ITT Semiconductors.

   Robert R. Anderson. Mr. Anderson was elected to the board of directors of Trikon in April 2000. Mr. Anderson is a private investor. From January 1994 to January 31, 2001, he was Chairman of Silicon Valley Research, Inc., a semiconductor design automation software company, and its Chief Executive Officer from December 1996 to August 1998, and from April 1994 to July 1995. He also served as Chairman and Chief Executive Officer of Yield Dynamics, Inc., a private semiconductor process control software company, from October 1998 to October 2000, and presently serves as a director. In 1975, Mr. Anderson co-founded KLA, a supplier of semiconductor process control systems, from which he retired in 1994. He served as Vice-Chairman of KLA from November 1991 to March 1994, and as Chairman of KLA from May 1985 to November 1991. Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer of KLA. In addition to serving as a director of Trikon, Mr. Anderson currently serves as a director of MKS Instruments, Inc., Metron Technology N.V., and Aehr Test Systems, Inc. Furthermore, he serves as a director for three other private development stage companies, and as a trustee of Bentley College.

                                PROPOSAL NO. 2:

         ELECTION OF A DIRECTOR BY HOLDERS OF SERIES H PREFERRED STOCK

General

   At the annual meeting, Trikon is nominating one candidate for election to the board of directors by holders of Series H Preferred Stock. Unless otherwise instructed, the proxy holders will vote the proxies received from holders of Series H Preferred Stock by them for the nominee listed herein. In the event that the nominee of Trikon listed below is unable or declines to accept nomination for election, the proxies will be voted for any nominee who shall be recommended by the present board of directors. Management has no present knowledge that the person named will be unavailable or unwilling to serve. The terms of office for the person elected as a director will continue until the next annual meeting of stockholders and until such director's successor has been elected and qualified. The nominee who receives the greatest number of affirmative votes of shares of Series H Preferred Stock shall become a director.

   To the knowledge of Trikon, no arrangement or understanding exists between the nominee for the director to be elected by the holders of Series H Preferred Stock and any other person or persons pursuant to which the nominee was or is to be selected as a director or nominee. The nominee does not have any family relationship to any other nominee or to any executive officer of Trikon.

Recommendation of the Board of Directors

   The board of directors recommends a vote FOR the nominee listed below for election by the holders of Series H Preferred Stock.

   Stephen N. Wertheimer. Mr. Wertheimer was appointed to the board of directors in June 1998. He has been a Managing Director of Credit Research and Trading LLC since 1996. He was the President and founder of Water Capital Corp. from 1991 to 1996. From 1988 to 1991, he was a Managing Director for Paine Webber Incorporated. Mr. Wertheimer also currently serves as a director of El Paso Electric Company, Greenwich Fine Arts, Inc., and SpectruMedix Corporation. Mr. Wertheimer also serves as a member of the compensation committee of SpectruMedix Corporation.

Information Concerning Nominees and Incumbent Directors

Nominees                                                 Age          Positions and Offices Held with Trikon
--------                                                 ---          --------------------------------------
Richard M. Conn(1)(2) ..........................          57    Director

Christopher D. Dobson ..........................          65    Director, Chairman of the Board and Chief Technical Officer

Nigel Wheeler ..................................          51    Director, President, Chief Operating Officer, and Chief Executive
                                                                Officer

Stephen N. Wertheimer (1)(2) ...................          50    Director

Robert R. Anderson(1)(2) .......................          63    Director

---------------
(1) Member of audit committee
(2) Member of compensation committee

Board Committees and Meetings

   During the fiscal year ended December 31, 2000, the board of directors held six meetings. During this period, each of the incumbent directors attended or participated in each meeting of the board of directors and each meeting held by all committees of the board on which each such director served.

Committees of the Board of Directors

   The board of directors has two committees: the Audit Committee and the Compensation Committee.


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
   The Audit Committee, which is currently composed of Messrs. Anderson, Conn, and Wertheimer, each of whom is independent within the meaning of the rules of the NASD, met four times during 2000. The Audit Committee operates under a written charter adopted by the Board. Its functions and qualifications for membership are set forth in its charter, a copy of which is attached as Exhibit A to this Proxy Statement.

   The Compensation Committee, which is currently composed of Messrs. Anderson, Conn, and Wertheimer, met twice during 2000. The Compensation Committee administers Trikon's Stock Option Plan and designates compensation levels for officers and directors of Trikon.

                                PROPOSAL NO. 3:

              APPROVAL OF AMENDMENTS TO THE 1991 STOCK OPTION PLAN

   Trikon's stockholders are being asked to approve an amendment to Trikon's Stock Option Plan that will increase the number of shares of Common Stock reserved for issuance under the Stock Option Plan by 750,000 shares, from 1,500,000 to 2,250,000.

   The amendment to the Stock Option Plan that is the subject of this proposal was approved by the board of directors at a meeting on March 7, 2001 and is subject to stockholder approval at the annual meeting. The purpose of the amendment is to increase the number of shares reserved for issuance under the Stock Option Plan, thereby affording the Company greater ability to offer incentive based compensation. A copy of the Amended and Restated Stock Option Plan, as proposed to be adopted, is attached hereto as Exhibit B.

   The Stock Option Plan became effective upon adoption by the board of directors on December 11, 1990, and was originally entitled the Nonqualified Stock Option Plan. The Stock Option Plan was last amended and restated by the board of directors on March 21, 2000, and was subsequently approved by the stockholders during the same year. In October 1996, in connection with the acquisition of Electrotech Limited, a United Kingdom Company, the board of directors adopted the Share Option Scheme (the "U.K. Plan") as a separate subplan within the Stock Option Plan to be used for option grants to employees resident in the United Kingdom.

   The Stock Option Plan was previously amended and restated by the board of directors on July 19, 1998, and subsequently approved by the stockholders on July 28, 1998. The board of directors further amended and restated the Stock Option Plan on April 26, 1999, and such amendment was approved by the stockholders on June 14, 1999. The share reserve under the Stock Option Plan is available for issuance pursuant to options granted under either the Stock Option Plan or the U.K. Plan incorporated therein. Options granted under the U.K. Plan have terms similar to the option grants made under the Stock Option Plan, except for certain differences required to satisfy the applicable tax and corporate law requirements in effect in the United Kingdom.

   The following is a summary of the principal features of the Stock Option Plan as most recently amended, and the primary differences between the U.K. Plan and the Stock Option Plan. The summary, however, does not purport to be a complete description of all the provisions of either plan. Any stockholder of Trikon who wishes to obtain a copy of the actual plan documents may do so upon written request to the Corporate Secretary at Trikon's principal executive offices in South Wales, United Kingdom.

Administration

   The Stock Option Plan may be administered by the board of directors or a committee of the board of directors. Currently, the Stock Option Plan is administered by the compensation committee of the board of directors. The entity responsible for administering the Stock Option Plan will be referred to in this proposal as the Plan Administrator.

Eligibility

   Employees, non-employee board members, and independent consultants and advisors in the service of Trikon or its subsidiaries are eligible to receive options to purchase shares of Common Stock under the Stock Option Plan.

   As of March 16, 2001, a total of approximately 3 executive officers, 449 other employees, and 3 non-employee Board members were eligible to participate in the Stock Option Plan.

Share Reserve

   A total of 2,250,000 shares of Common Stock has been reserved for issuance in the aggregate under the Stock Option Plan and the U.K. Plan, provided the stockholders approve the 750,000 share increase that forms part of this proposal.

   In no event may any one participant in the Stock Option Plan be granted stock options for more than 210,000 shares per calendar year, effective with the 1999 calendar year. Stockholder approval of this proposal will accordingly constitute approval of such share limitation for purposes of Internal Revenue Code Section 162(m).

   To the extent an outstanding option under the Stock Option Plan expires or terminates for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Stock Option Plan.

   Should any change be made to the Common Stock issuable under the Stock Option Plan, whether by reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or similar capital adjustment, appropriate adjustments will be made to (i) the maximum number of shares of Common Stock issuable under the Stock Option Plan, (ii) the maximum number of shares for which any one person may be granted stock options under the Stock Option Plan per calendar year, and (iii) the number, price and kind of securities subject to any outstanding options under the Stock Option Plan.

Valuation

   The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on the date immediately prior to the date in question on the NASDAQ National Market. On April 11, 2001, the closing selling price per share was $9.10.

Option Grants

   Options must be granted with an exercise price per share not less than the fair market value per share of Common Stock on the grant date. No granted option may have a term in excess of ten (10) years. Options granted under the Stock Option Plan will generally become exercisable in four (4) successive equal annual installments upon the optionee's completion of each year of service over the four (4)-year period measured from the grant date. The board of directors may not impose a vesting schedule upon granted options which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the date of grant of the option. However, such limitation shall not be applicable to any option granted to individuals who are officers, directors or independent consultants of Trikon.

   Upon termination of employment for reasons other than death, the optionee will have thirty (30) days in which to exercise his or her outstanding options to the extent those options are exercisable for one or more option shares at the time of such termination of employment. Upon termination of employment due to death or disability, the optionee will have either 180 days or one year, respectively, from the date of termination in which to exercise such options.

Stockholder Rights and Option Assignability

   An optionee will not have any stockholder rights pursuant to an outstanding option until a stock certificate is issued representing the shares purchased upon the exercise of such option.

   Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by the optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for more or more such family members.

Acceleration

   In March 2000, the board of directors amended the Stock Option Plan to provide that in the event of a dissolution or liquidation of the Company, or any reorganization, merger or consolidation in which the Company does not survive (each, a "Corporate Transaction"), each optionee shall have the right until five (5) days before the effective date of the Corporate Transaction to exercise in whole or in part any unexpired options issued to such optionee, whether or not such options are vested and whether or not the surviving corporation, if any, grants the optionee an option to purchase shares in the surviving corporation.

   The accelerated vesting of options in the event of a change in ownership or control of Trikon may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Trikon.

Financial Reports

   Under the terms of the Stock Option Plan, Trikon shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option, unless such individual is a key employee whose duties in connection with Trikon assure such individual access to equivalent information.

Amendment and Termination

   The board of directors may amend or modify the Stock Option Plan in any or all respects whatsoever, subject to any stockholder approval under applicable law or regulation. The board of directors may terminate the Stock Option Plan at any time, and the Stock Option Plan will, in all events, terminate on December 31, 2003.

New Plan Benefits

   As of the date hereof, the Company has not determined the timing or amount of any future grants of additional options or other benefits under the Stock Option Plan.

Federal Income Tax Consequences

   Options granted under the Stock Option Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory options which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

   For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or disposition, then a disqualifying disposition of the purchased shares will result.

   If the optionee makes a disqualifying disposition of the purchased shares, then Trikon will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for such shares. In no other instance will Trikon be allowed a deduction with respect to the optionee's disposition of the purchased shares. Trikon anticipates that any compensation deemed paid by Trikon upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Trikon.

   Non-statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   Trikon will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of Trikon in which such ordinary income is recognized by the optionee- Trikon anticipates that the compensation deemed paid by Trikon upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Trikon.

Accounting Treatment

   Option grants to employees and members of the board of directors with an exercise price equal to the fair market value of the shares on the grant date will not result under current generally accepted accounting principles in any charge to Trikon's earnings, but Trikon must disclose, in pro-forma statements to Trikon's financial statements, the impact the option grants would have upon Trikon's reported earnings were the fair value of those options at the time of grant treated as compensation expense. In addition, the number of outstanding options may be a factor in determining Trikon's earnings per share on a fully-diluted basis.

U.K. Plan

   The following is a summary of the major differences between the provisions of the U.K. Plan and those of the Stock Option Plan:

     o Consultants and directors who are not required to devote more than 25 hours per week to Trikon or its subsidiaries are not eligible to receive option grants under the U.K. Plan.

     o The aggregate market value of the shares of Common Stock purchasable under all outstanding options granted under the U.K. Plan and any other option plan of Trikon to any one individual may not exceed 30,000 British pounds, with such value to be determined for each option at the time of the grant.

     o Options must be granted at an exercise price not less than the par value per share.

     o Options granted under the U.K. Plan are not transferable during the optionee's lifetime.

     o In the event of (i) certain changes in control of Trikon resulting from a tender offer for the total outstanding securities of Trikon or for all the shares of Common Stock, (ii) any court-ordered reorganization of Trikon or (iii) a voluntary winding up of Trikon, each outstanding option granted under the U.K. Plan will become immediately exercisable for all the shares subject to that option and may be exercised for any or all of those shares for a period of up to six (6) months following the date on which the successor entity obtains control of Trikon or the date the court orders such reorganization or the date of the resolution for such winding up of Trikon. However, no acceleration of an outstanding option will occur in connection with a change in control of Trikon if the successor entity assumes that option or replaces it with an option of equivalent value.

Stockholder Approval Required

   The affirmative vote of a majority of the shares present or represented and voting at the annual meeting, together with the affirmative vote of the required quorum, is required for approval of the amendment to the Stock Option Plan.

Recommendation of the Board of Directors

   The board of directors recommends a vote FOR the above proposal.

                                PROPOSAL NO. 4:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Audit Committee recommends, and the Board of Director selects, independent public accountants for Trikon. The Audit Committee has recommended that Ernst & Young, who served during the 2000 fiscal year, be selected as Trikon's independent public accountants for 2001, and the Board has approved the selection. Unless a stockholder directs otherwise, proxies will be voted for the approval of the selection of Ernst & Young as independent public accountants for 2001. If the stockholders do not approve the appointment of Ernst & Young, the Board will consider the selection of other independent public accountants for 2001.

   At the annual meeting, the stockholders are being asked to ratify the selection of Ernst & Young as Trikon's independent public accountants for the fiscal year ending December 31, 2001. The affirmative vote of the majority of shares of Common Stock present or represented and voting at the annual meeting, together with the affirmative vote of at least a majority of the required quorum, is required for approval of the ratification of Ernst & Young as Trikon's independent public accountants.

   In the event the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of a different independent accounting firm for such fiscal year if the board of directors feels that such a change would be in Trikon's and its stockholders, best interests.

Audit Fees

   The aggregate fees billed by Ernst & Young for professional services rendered for (i) the audit of Trikon's annual financial statements set forth in Trikon's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and (ii) the reviews of the financial statements included in Trikon's Quarterly Reports on Form 10-Q for that fiscal year were $141,700.

Financial Information Systems Design and Implementation Fees

   Trikon has not retained Ernst & Young to perform services in connection with
(i) operating or supervising the operation of Trikon's financial information system or managing Trikon's local area network, or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to Trikon's financial statements taken as whole.

All Other Fees

   The aggregate fees billed by Ernst & Young for all other professional services rendered during the fiscal year ended December 31, 2000, other than as stated above under the caption Audit Fees, were $119,737. These fees include work performed by Ernst & Young with respect to tax compliance and consulting.

   The Audit Committee has advised Trikon that it has determined that the non-audit services rendered by Ernst & Young during Trikon's most recent fiscal year are compatible with maintaining the independence of such auditors.

Recommendation of the Board of Directors

   The board of directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young to serve as Trikon's independent public accountants for the fiscal year ending December 31, 2001.

                                PROPOSAL NO. 5:

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

   The board of directors has no knowledge of any other matters that may come before the annual meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock and Series H Preferred Stock represented by the accompanying proxies in accordance with their best judgment.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT


   To the extent known by Trikon, the following table sets forth certain information regarding beneficial ownership of Common Stock and Series H Preferred Stock: (i) each person (or group or affiliated persons) who is known by Trikon to own beneficially more than 5% of Trikon's outstanding Common Stock or Series H Preferred Stock, (ii) each of Trikon's directors and nominees for director, (iii) each of the executive officers named in the "SUMMARY COMPENSATION TABLE" and (iv) Trikon's directors and executive officers as a group. For purposes of calculating the percentage beneficially owned, (i) the number of shares of Common Stock includes (x) 11,822,336 shares of Common Stock outstanding as of February 21, 2001 and (y) the shares of Common Stock subject to options and warrants held by the person or group that are currently exercisable or exercisable within 60 days from February 21, 2001 and (ii) the number of shares of Series H Preferred Stock outstanding as of February 21, 2001 was 273,453. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Series H Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable. None of the directors, nominees for director or executive officers of Trikon own any shares of the Series H Preferred Stock and Trikon is not aware of any person who owns beneficially more than 5% of the outstanding shares of Series H Preferred Stock.

                                                       Shares of
    Name and Address of                               Common Stock       Percent of
    Beneficial Owner                               Beneficially Owned   Common Stock
     ------------------                            ------------------   ------------
    William D. Witter, Inc.(1) ................          952,350             8.1%
      One Citicorp Center
      153 East 53rd Street
      New York, NY 10022
    Kern Capital Management, LLC(2) ...........          632,900             5.4%
      114 West 47th Street
      Suite 1926
      New York, New York 10036
    Christopher D. Dobson .....................        1,634,614(3)         13.8%
    Robert Anderson ...........................           22,250(4)            *
    Nicolas Carrington ........................           17,973(5)            *
    Richard M. Conn ...........................            6,614(6)            *
    Jeremy Linnert ............................           12,725(7)            *
    Stephen Wertheimer ........................            6,300(8)            *
    Nigel Wheeler .............................          138,845(9)          1.2%
    All directors and executive officers as a
      group (7 persons) .......................        1,839,321(10)        15.3%

---------------
 *    Less than 1.0%
(1) The number of shares of common stock beneficially owned by William D. Witter, Inc. ("Witter") is based on information in a Schedule 13G filed by Witter on March 14, 2001.
(2) The number of shares of common stock beneficially owned by Kern Capital Management, L.L.C. ("Kern") is based on information in a Schedule 13G filed by Kern on February 12, 2001.
(3) Includes 1,149,281 restricted shares of Common Stock that vest 100% on the earlier of (i) May 14, 2003, or (ii) the sale of all or substantially all of the assets of Trikon.
(4) Includes 2,250 shares of Common Stock issuable under stock options exercisable within 60 days of February 21, 2001.
(5) Includes 17,973 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of February 21, 2001.
(6) Includes 6,614 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of February 21, 2001.

(7) Includes 12,725 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of February 21, 2001.
(8) Includes 6,300 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of February 21, 2001.
(9) Includes 138,845 shares of Common Stock issuable under stock options exercisable within 60 days of February 21, 2001.
(10) Includes 184,707 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of February 21, 2001.

Compliance with SEC Reporting Requirements

   Section 16(a) of the Exchange Act ("Section 16(a)"), requires Trikon's directors and certain of its officers, and persons who own more than 10% of Trikon's Common Stock (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Insiders are required by Commission regulations to furnish Trikon with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, Trikon believes that its Insiders complied with all applicable Section 16 filing requirements for 2000, on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary of Cash and Certain Other Compensation

   The following table sets forth all compensation received for services rendered to Trikon in all capacities for the years ended December 31, 2000, 1999 and 1998, by (i) each person who served as Chief Executive Officer of Trikon during the year ended December 31, 2000 and (ii) each of the other executive officers of Trikon who were serving as executive officers at December 31, 2000 and whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers"). Perquisites amounting in aggregate to the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer are not disclosed. For the purpose of calculating salaries and other compensation paid in British pounds to Nigel Wheeler, Christopher Dobson, Nicolas Carrington and Jeremy Linnert, the conversion rate of 1.52 is used, which is the average rate of exchange for the year ended December 31, 2000.


                           SUMMARY COMPENSATION TABLE


                                                                                                    Securities
                                                          Compensation         Restricted Stock     Underlying         All Other
                                      Fiscal Year    Salary-($)   Bonus-($)       Awards ($)      Options/SAR(1)    Compensation ($)
                                      -----------    ----------   ---------    ----------------   --------------    ----------------
Nigel Wheeler(2) ..................       2000        248,005      124,000                            50,000           78,811(3)
 Director, President, Chief
 Operating Officer, and Chief             1999        263,408      131,704            -               257,688          76,964(4)
  Executive Officer                       1998        266,111         -               -               50,000           50,306(5)
Christopher D. Dobson(6) ..........       2000        292,128      298,214            -                  -             18,416(7)
 Chairman of the Board and                1999           -            -               -                  -             17,237(8)
 Chief Technical Officer                  1998        235,727         -          7,183,004(9)            -             22,640(10)
Nicolas Carrington(11) ............       2000        122,735      360,490            -                5,000           16,633(12)
 Senior Vice President, Sales             1999        117,564       79,962            -                  -             18,871(13)
 and Field Operations                     1998        118,842         -               -               30,630           16,463(14)
Jeremy Linnert(15) ................       2000        121,720       60,860            -                4,000           18,557(16)
 Former Chief Financial Officer           1999        105,040       25,856            -                  -             17,340(17)
 and Secretary                            1998        106,196         -               -               22,300           48,501(18)

---------------
(1) The number of shares of Common Stock underlying stock options granted in each year has been adjusted for the effect of the one for ten reverse stock split on December 17, 1999.

(2)  Mr. Wheeler was appointed Chief Executive Officer in October 1998.

(3) Of this amount, $19,430 represents a car allowance and $55,801 represents pension contributions by Trikon on behalf of this officer.

(4) Of this amount, $13,883 represents a car allowance and $59,266 represents pension contributions by Trikon on behalf of the officer.

(5) Of this amount, $12,865 represents a car allowance and $36,438 represents a pension contributions by Trikon on behalf of the officer.

(6)  Mr. Dobson served as Chief Executive Officer from December 1991 to May
     1998.

(7)  Of this amount, $15,086 represents a car allowance.

(8)  Of this amount, $13,303 represents a car allowance.

(9) In connection with the consummation of the exchange offer commenced on April 14, 1998 (the "Exchange Offer"), the Company issued to Mr. Dobson 5,015,811 shares of restricted Common Stock and 6,476.995 shares of restricted Series I Preferred Stock. Each share of restricted Series I Preferred Stock automatically converted into 1,000 shares of restricted Common Stock on July 28, 1998. The aggregate restricted stock was subject to the one for ten reverse stock split carried out on December 17, 1999. The restricted shares of Common Stock and Series I Preferred Stock were valued at $7,183,004 based upon the closing price of the equivalent unrestricted Common Stock on the date of grant. The restricted shares of Common Stock issued to Mr. Dobson vest 100% on the earlier of (i) May 14, 2003, or (ii) the sale of all or substantially all of the assets of Trikon. The number and value of Mr. Dobson's aggregate restricted stock holdings at December 31, 2000 were 1,149,281 shares valued at $10,217,108.

(10) Of this amount, $18,195 represents a car allowance.

(11) Mr. Carrington was appointed Senior Vice President Sales and Field operations in December 1997.

(12) Of this amount, $10,518 represents a car allowance and $5,433 represents pension contributions by Trikon on behalf of this officer.

(13) Of this amount, $11,748 represents a car allowance and $5,738 represents pension contributions by Trikon on behalf of the officer.

(14) Of this amount, $10,916 represents a car allowance and $4,659 represents pension contributions by Trikon on behalf of the officer.

(15) Mr. Linnert joined Trikon in November 1996 upon the acquisition of Electrotech. He served as Acting Chief Financial Officer and Secretary from December 1998 through January 2001.

(16) Of this amount, $11,247 represents a car allowance and $5,616 represents a pension contribution by Trikon on behalf of the officer.

(17) Of this amount $10,748 represents a car allowance and $5,260 represents pension contributions paid by Trikon on behalf of the officer.

(18) Of this amount, $33,276 represents consideration for Mr. Linnert's agreement to stand for election as a director for the period from January to June 1998, $9,955 represents a car allowance and $3,938 represents pension contributions paid by Trikon on behalf of the officer.

Option Grants in Last Fiscal Year

   The following table sets forth each grant of stock options made during the year ended December 31, 2000 to each of the Named Executive Officers. No stock appreciation rights ("SARs") have ever been granted by Trikon.

                                                                                                        Potential
                                                                                                     Realizable Value
                                                                                                       at Assumed
                                                                                                     Annual Rates of
                                         Number of                                                     Stock Price
                                        Securities    Percent of Total                              Appreciation for
                                        Underlying     Options Granted    Exercise                    Option Term(2)
                                          Options      to Employees in      Price     Expiration     ---------------
                                        Granted (#)    Fiscal Year (%)    ($/sh)(1)      Date        5%($)     10%($)
                                        -----------   ----------------    ---------   ----------    -------   -------
Nigel Wheeler.......................     50,000(3)          20.9%          10.6875     01/04/10     336,066   851,656
Christopher D. Dobson...............         -                -               -            -           -         -
Nicolas Carrington..................     5,000(4)           2.1%           14.3750     03/07/10     45,202    114,550
Jeremy Linnert......................     4,000(5)           1.7%           14.3750     03/03/10     36,161     91,640

---------------

(1) Represents the fair market value of the underlying shares of Common Stock at the time of grant.

(2) Represents the value of the shares of Common Stock issuable upon the exercise of the option, assuming the stated rates of price appreciation for ten years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the commission and do not reflect Trikon's estimate of future stock appreciation. No assurance can be given that such rates of appreciation, or any appreciation, will be achieved.

(3) Represents stock options that vest in equal, annual increments of 25% over the four-year period of service measured from their date of grant, January 4, 2000.

(4) Represents stock options that vest in equal, annual increments of 25% over the four-year period of service measured from their date of grant, March 7, 2000.

(5) Represents stock options that vest in equal, annual increments of 25% over the four-year period of service measured from their date of grant, March 3, 2000.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

   The following table sets forth the number of exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 2000. No shares of Common Stock were acquired upon the exercise of stock options by the Named Executive Officers during the fiscal year 2000.


                                              Number of Securities Underlying       Value of Unexercised In-the-Money
                                           Unexercised Options at Fiscal Year-End       Options at Fiscal Year End
Name                                           Exercisable/Unexercisable (#)          Exercisable/Unexercisable ($)
----                                       --------------------------------------   ---------------------------------
Nigel Wheeler..........................               89,442 / 318,266                     575,329 / 1,566,948
Christopher D. Dobson..................                      -                                      -
Nicolas Carrington.....................               15,315 / 20,315                       107,284 / 107,284
Jeremy Linnert.........................               11,150 / 14,575                        84,210 / 84,210


Pension Plans

   The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age, which is age 65, under Trikon's defined benefit pension plan, the Electrotech Retirement Benefits Scheme. (For female members, pension earned prior to 6th April 1996 may be taken unreduced from age 60.) The Electrotech Retirement Benefits Scheme was originally initiated by Electrotech. As a result, only former Electrotech employees are covered participants. Plan members are required to contribute at the rate of 5% of taxable remuneration, the balance of the cost being met by Trikon. Benefits are provided on retirement, death and withdrawal, with vesting after two years of service in the plan. Pensions increase in payment at the rate of 5% per annum. Benefits are calculated with reference to taxable remuneration and years of service in the plan and are not subject to offsets for social security retirement benefits:

                               Pension Plan Table


                                                                        Years of Service
                              -----------------------------------------------------------------------------------------------------
Remuneration                     5           10           15           20           25            30            35       40 or more
------------                 ---------    ---------   ---------    ----------   ----------    ----------    ----------   ----------
(pound)                      (pound)      (pound)     (pound)      (pound)      (pound)       (pound)       (pound)      (pound)
    50,000 ...............       4,167        8,333      12,500        16,667       20,833        25,000        29,167       33,333
   100,000 ...............       8,333       16,667      25,000        33,333       41,667        50,000        58,333       66,667
   150,000 ...............      12,500       25,000      37,500        50,000       62,500        75,000        87,500      100,000
   200,000 ...............      16,667       33,333      50,000        66,667       83,333       100,000       116,667      133,333
   250,000 ...............      20,833       41,667      62,500        83,333      104,167       125,000       145,833      166,667
   300,000 ...............      25,000       50,000      75,000       100,000      125,000       150,000       175,000      200,000


   A participant's remuneration covered by Trikon's pension plan is his or her highest taxable salary (the "Highest Taxable Salary") in the last five plan years of the participant's career or, in the case of a controlling director with a 20% stock holding, the average such salary over his or her last three plan years. A participant earns one-sixtieth (1/60) of his Highest Taxable Salary for each year of service to a maximum of forty-sixtieths (40/60). Taxable remuneration for the Named Executive officers in the plan as at the end of the last calendar year was 163,000 British pounds (approximately $248,005) for Mr. Wheeler. The projected number of years of service for Mr. Wheeler at his normal retirement age is 33 years and 10 months. Pension contributions on behalf of Mr. Wheeler for fiscal years 1998, 1999 and 2000, respectively, are as included in the All Other Compensation column of the Summary Compensation Table.

                         TEN-YEAR OPTION/SAR REPRICINGS



                                                                       Number of
                                                                      Securities      Market Price
                                                                      Underlying      of Stock at     Exercise Price
                                                                     Options/SARs       Time of         at Time of
                                                                      Repriced or     Repricing or     Repricing or    New Exercise
Name                                                        Date      Amended (#)    Amendment ($)    Amendment ($)      Price ($)
----                                                       -------   ------------    -------------    --------------   ------------
Nigel Wheeler..........................................    2/06/98      200,000         $1.4375          11.6250          $1.4375
Nicolas Carrington.....................................    2/06/98       36,300         $1.4375          11.6250          $1.4375
Jeremy Linnert.........................................    2/06/98       15,000         $1.4375          11.6250          $1.4375


Employment Agreements

   Nigel Wheeler. The Company has entered into an employment agreement with Nigel Wheeler, dated November 15, 1996, pursuant to which Mr. Wheeler was nominated as a director and as the President and Chief Operating Officer for the three-year term of the agreement. The agreement with Mr. Wheeler renews annually unless terminated by either party. Under the agreement, Mr. Wheeler is paid a base salary of $248,005 per year, net of any U.S. taxes or other assessments so long as he is not a U.S. citizen. The base salary is subject to certain annual, upward adjustments by the Company. In addition, Mr. Wheeler is eligible to receive an annual performance bonus for each year of service. The employment agreement further provides certain customary insurance, vacation benefits and termination provisions.

   On October 27, 1998, the Board of Directors appointed Mr. Wheeler as Chief Executive Officer. In connection with his appointment as Chief Executive Officer, the Board of Directors agreed to (i) immediately grant him options to purchase 20,000 shares of Common Stock, (ii) on or about January 1, 1999, grant him additional options to purchase 50,000 shares of Common Stock, and
(iii) subject to stockholder approval, grant additional options to purchase shares of Common Stock equal to 2% of the Company's then outstanding Common Stock on a fully diluted basis. Mr. Wheeler is authorized to direct the Company to allocate all or a portion of such options to other members of management. Stockholder approval was granted at the Annual Meeting of Stockholders on June 14, 1999.

   Christopher D. Dobson. In connection with the Exchange Offer, the Board of Directors entered into certain agreements with Christopher D. Dobson, Chairman of the Board and then Chief Executive Officer of the Company. The Company and Mr. Dobson agreed that upon the consummation of the Exchange Offer, 1,149,281 shares of restricted Common Stock would be granted to Mr. Dobson. The Restricted Stock shall vest one hundred percent (100%) upon the earlier of (i) the date five years after the closing of the Exchange Offer, or (ii) the sale of all or substantially all of the assets of the Company, the direct sale by the Company's stockholders possessing more than 50% of the total combined voting power of the Company's outstanding securities to persons different than those holding such securities immediately prior to such sale or the merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to persons different than those holding such securities immediately prior to the merger or consolidation. The restricted stock shall automatically be acquired by the Company in return for a payment of $0.01 per share of Common Stock upon Mr. Dobson's termination for cause, voluntary cessation of providing services to the Company or if, during the first two (2) years following the Exchange Offer, Mr. Dobson devotes fewer than 750 hours per annum to Trikon related matters. For purposes of the restricted stock, the meaning of "for cause" is limited to willful misconduct that materially injures the pecuniary interests of the Company and any material breach of the noncompetition obligations under these agreements. Mr. Dobson is permitted, at his discretion, to reallocate up to 20% of the restricted stock to other members of senior management of the Company.

   The Board of Directors and Mr. Dobson further agreed that after the consummation of the Exchange Offer, Mr. Dobson shall receive a contingent variable interest up to 3% of the net proceeds (gross proceeds less reasonable and customary expenses) received upon the sale of the Company as follows:

                                                                                 Cumulative
             Sales Price ($)                                                   Percentage (%)
             ---------------                                                   --------------
             At least $250 million.........................................         0.5%
             At least $260 million.........................................         1.0
             At least $270 million.........................................         2.0
             At least $280 million.........................................         2.5
             $300 million or more..........................................         3.0


   In addition, the Board of Directors and Mr. Dobson agreed upon certain terms of his employment following the consummation of the Exchange Offer. Among other things, Mr. Dobson shall continue in his position as Chairman and Chief Executive Officer of the Company, devote substantially his full business time to his duties (which shall include research and development work performed on Trikon projects and products, wherever located) and a base salary of 196,000 British pounds. Upon successful recruitment of a chief executive officer candidate, Mr. Dobson shall step down as Chief Executive Officer of the Company and continue to receive compensation at his current rate of compensation, unless in connection therewith he determines to devote substantially less than 75% of his full business time to the Company in which case his base salary shall be reduced by 50%. In the event that Mr. Dobson is terminated for any reason other than cause prior to May 2001, he shall be paid an amount equal to his base salary (as of the date of termination) for the period from the date of termination until May 2001. During his employment, Mr. Dobson has agreed not to directly or indirectly be involved with any enterprise engaged in the semiconductor equipment manufacturing industry, subject to a de minimis investment exception. In addition, he also agreed not to solicit any employees of the Company to leave the Company nor any business of any customers, licensors or licensees of the Company during his employment and for two (2) additional years thereafter. All intellectual property and know-how developed by Mr. Dobson while employed by the Company will automatically be assigned to the Company without royalties or other payment. Mr. Dobson waived his salary for the whole of 1999.

   In connection with the negotiation of the Applied Materials and Lam Research licenses, restructuring the Company, and future licensing efforts, the Board of Directors authorized a $1,500,000 bonus payable to Mr. Dobson, subject to consummation of the Exchange Offer. Payment of such bonus by the Company is subject to (i) payment of all accrued and unpaid dividends on the Series H Preferred Stock and redemption for cash of all outstanding shares of Series H Preferred Stock issued as payment of dividends on outstanding Series H Preferred Stock, (ii) such payment not being made prior to June 30, 2000 and
(iii) at the time of payment Trikon shall have had at least $8,000,000 of EBITDA during and for its two most recently completed fiscal quarters (taken as one period). For purposes of calculating EBITDA, upfront license fees (excluding the Applied Material and Lam Research licenses) shall be equally amortized over the twelve-month period following receipt (including the month of receipt, and, incremental license fees associated with the MORITM source technology.

   Other than as set forth above, Trikon currently has no employment contracts with any of the Named Executive Officers.

Director Compensation

   Trikon's outside directors earn an annual retainer of $15,000 and receive $1,000 for attending a meeting of the board of directors in person, $750 for attending a meeting of the board of directors by telephone and $750 for attending a committee meeting in person or by telephone. Outside directors may also be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. In addition, under Trikon's 1998 Director Stock Option Plan, each individual who is first elected or appointed to the Board as a non-employee Board member after June 10, 1999 will automatically receive, at the time of such initial election or appointment, a stock option to purchase 9,000 shares of Common Stock, and at each annual stockholders meeting, beginning with the 2000 Annual Stockholders Meeting, each individual who is re-elected as a non-employee Board member will automatically receive a stock option to purchase 4,000 shares of Common Stock. In March 2000, the board of directors increased the number of shares of Common Stock underlying the annual stock option grant from 1,800 to 4,000. The shares subject to each 9,000-share option grant vest in a series of four (4) successive equal annual installments upon the director's completion of each year of service on the board of directors over the four (4) year period measured from the date of grant, and the shares subject to each 4,000-share option grant vest upon completion of one year of service, or the next annual meeting of shareholders, whichever is earlier. In May 2000, each of Richard M. Conn and Stephen N. Wertheimer received an option to purchase 4,000 shares of Common Stock at an exercise price of $13.3125 following their reelection as non-employee Board members. The number and exercise price of the shares is stated after giving effect to the reverse stock split effective December 17, 1999.

Compensation Committee Interlocks and Insider Participation

   The compensation committee of the board of directors of Trikon throughout the fiscal year 2000 consisted of Richard M. Conn, Robert R. Anderson and Stephen N. Wertheimer.

   None of these individuals was at any time during the fiscal year ended December 31, 2000 or at any other time an officer or employee of Trikon. No executive officer of Trikon serves as a member of the board of directors or the compensation committee of any other entity, which has one or more executive officers serving as a member of Trikon's board of directors or compensation committee.

Report of the Compensation Committee of the Board of Directors

   The compensation committee recommends to the board of directors general compensation policies for Trikon, oversees Trikon's compensation plans and specific compensation levels for executive officers, including bonuses, and administers the Stock Option Plan. The following is the report approved by the compensation committee addressing the compensation of Trikon's executive officers for 2000.

   Compensation Policy. Trikon's executive compensation policy is designed to establish an appropriate relationship between executive pay and Trikon's annual performance, long-term growth objectives and ability to attract and retain qualified executive officers. The compensation committee addresses this objective by integrating competitive annual base salaries with (a) bonuses based on annual corporate performance and the achievement of individual performance objectives and (b) stock option grants under the Stock Option Plan. The compensation committee believes that cash compensation in the form of salary and bonus provides Company executives with appropriate immediate rewards for success in current operations, while stock option grants promote management stock ownership and thereby expand management's stake in the long-term performance and success of Trikon.

   For 2000, the compensation committee approved the base salaries of each of Trikon's executive officers. In determining such base salaries, Trikon examined salaries paid to executive officers of semiconductor equipment companies and other high technology companies with sales comparable to those of Trikon. For 2000, the compensation committee set the base salaries of Trikon's executive officers generally at the median level of the salaries paid to executives in comparable positions at semiconductor equipment companies and other high technology companies of similar size as Trikon.

   During 2000, the compensation committee reviewed the number of stock options granted to each of Trikon's employees, including the executive officers and the Chief Executive Officer. Following the review, all eligible employees were granted options under the Stock Option Plan either in 2000 or in the first quarter of 2001. The number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence Trikon's long-term growth and profitability. The vesting provisions of the options granted under the Stock Option Plan are designed to encourage longevity of employment with Trikon.

   Compensation of Chief Executive Officer. The compensation committee believed that Nigel Wheeler, Trikon's Chief Executive Officer during 2000, provided valuable services to Trikon, and that his compensation should therefore be competitive with that paid to executives at comparable semiconductor equipment companies. In addition, the compensation committee believed that the compensation of the Chief Executive Officer should be heavily influenced by Trikon's performance.

   Therefore, although there has necessarily been some subjectivity in setting Mr. Wheeler's salary, major elements of his compensation package are directly tied to Trikon's performance. For 2000, Mr. Wheeler's salary was reset at 163,000 British pounds (approximately $248,005) per annum, an amount the compensation committee deemed at the time appropriate in light of Trikon's stage of growth and salaries paid to chief executive officers of other growth technology companies. In addition, he earned a bonus of 81,500 British pounds (approximately $124,000) on Trikon's achieving certain revenue and net income targets for the fiscal year. In January 2000, the compensation committee approved the grant to Mr. Wheeler of options to acquire 50,000 shares of Common Stock of the Company. The compensation committee believes the options are appropriate to align Mr. Wheeler's interests with those of Trikon's stockholders.

   Internal Revenue Code Section 162(M). Under Section 162 of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to Trikon's corporate taxes is limited to $1,000,000 annually. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, Trikon's ability to obtain a corporate tax deduction for compensation paid to executive officers of Trikon to the extent consistent with the best interests of Trikon and its stockholders.

                                               Robert R. Anderson
                                               Richard M. Conn
                                               Stephen N. Wertheimer

Stock Performance Graph

   The following graph shows a comparison of total stockholder returns* for Trikon, the JP Morgan Hambrecht & Quist Semiconductor Index, and the Nasdaq Composite Index for the period during which Trikon's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934.


                                                                                                       JP Morgan
                                                                                   Trikon          Hambrecht & Quist      NASDAQ
Measurement Period (Fiscal Year Covered)                                     Technologies, Inc.     Semi-Conductor     Stock Market
----------------------------------------                                     ------------------    -----------------   ------------
Measurement Pt 12/31/95..................................................          100.00               100.00            100.00
FYE 12/31/96.............................................................          104.44               129.51            123.04
FYE 12/31/97.............................................................            9.17               136.59            150.69
FYE 12/31/98.............................................................            0.36               191.72            212.51
FYE 12/31/99.............................................................            9.44               478.47            394.94
FYE 12/31/00.............................................................            8.89               399.14            237.68

---------------
* Total return assumes reinvestment of dividends.

   The chart below assumes $100.00 was invested on December 31, 1995 in Trikon's Common Stock, the JP Morgan Hambrecht & Quist Semiconductor Index, and the Nasdaq Composite Index. Total returns for the JP Morgan Hambrecht & Quist Semiconductor Index and the Nasdaq Composite Index are weighted based on market capitalization.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURNS*
                        AMONG TRIKON TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE JP MORGAN H & Q SEMICONDUCTORS INDEX















                                    [line graph]















   Notwithstanding anything to the contrary set forth in any of Trikon's previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by Trikon under those statutes, the preceding Report of the compensation committee of the board of directors on Executive Compensation and the Trikon stock performance graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by Trikon under those statutes.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


   The Audit Committee has reviewed and discussed Trikon's audited financial statements included in the 2000 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

   We have discussed with Ernst & Young, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of Trikon's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments,
(v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

   We have received from Ernst & Young a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young and the Company that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of Trikon within the meaning of the federal securities laws.

   Based on the review and discussions described above with respect to Trikon's audited financial statements included in the 2000 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in Trikon's Annual Report on Form 10-K.

   As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Trikon's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and Trikon's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of Trikon's independent auditors with respect to such financial statements.

                                               Robert R. Anderson
                                               Richard M. Conn
                                               Stephen N. Wertheimer

                             STOCKHOLDER PROPOSALS


   Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission and with the Company's By-laws. Any such proposal for the 2002 annual meeting of stockholders must comply with applicable regulations and be received by the Secretary, Trikon Technologies, Inc., Ringland Way, Newport, South Wales, NP6 2TA, United Kingdom, as follows:

    (i) to be eligible for inclusion in the Company's proxy statement and form of proxy, it must be received no later than December 14, 2001; or

    (ii) to be eligible to be presented from the floor for vote at the meeting (but not intended for inclusion in the Company's proxy materials), it must be received by January 31, 2002.


                                 ANNUAL REPORTS

   A copy of Trikon's annual report on Form 10-K is being mailed to each stockholder of record along with this Proxy Statement. Such report is not part of Trikon's soliciting material.


                                 OTHER MATTERS


   The board of directors knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the board of directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   William J. Chappell
                                   Secretary

                                      LOGO

                               COMMON STOCK PROXY

                            TRIKON TECHNOLOGIES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 2001
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            TRIKON TECHNOLOGIES, INC.

THIS PROXY IS ONLY TO BE USED TO VOTE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE ("COMMON STOCK"), OF TRIKON TECHNOLOGIES, INC. IT IS NOT TO BE USED TO VOTE SHARES OF SERIES H PREFERRED STOCK, NO PAR VALUE PER SHARE ("SERIES H PREFERRED STOCK"), OF TRIKON TECHNOLOGIES, INC. HOLDERS OF SERIES H PREFERRED STOCK SHOULD COMPLETE THE SERIES H PREFERRED STOCK PROXY INCLUDED IN THESE MATERIALS. HOLDERS OF COMMON STOCK AND SERIES H PREFERRED STOCK SHOULD COMPLETE THIS PROXY TO VOTE THEIR SHARES OF COMMON STOCK AND THE SERIES H PREFERRED STOCK PROXY INCLUDED IN THESE MATERIALS TO VOTE THEIR SHARES OF SERIES H PREFERRED STOCK.

         The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on May 15, 2001 and the proxy statement, and appoints Christopher D. Dobson and Nigel Wheeler or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 2001 annual meeting of stockholders of the Company to be held at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020, on May 15, 2001 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

1. TO ELECT FOUR DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED, TO BE ELECTED BY THE HOLDERS OF COMMON STOCK.

     _____ FOR all nominees listed below (except as marked to the contrary below).

           Nominees:   Christopher D. Dobson
                       Nigel Wheeler
                       Richard M. Conn
                       Robert R. Anderson

     _____ WITHHOLD AUTHORITY to vote for all nominees listed above.

     TO WITHHOLD AUTHORITY TO VOTE for any nominee or nominees, write the name of such nominee or nominees below:

     _____________________________

     _____________________________

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER SUCH PLAN FROM 1,500,000 TO 2,250,000.

     _____ FOR _____ AGAINST _____ ABSTAIN

4. TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

     _____ FOR _____ AGAINST _____ ABSTAIN

5. IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS, TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

         The board of directors recommends a vote FOR the directors listed above in proposal 1 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above in proposal 1 and FOR all other proposals.

                              MARK HERE FOR ADDRESS
                              CHANGE AND NOTE BELOW

         Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.

                                  Signature:
                                            ------------------------------------

                                  Date:
                                       -----------------------------------------

                                  Signature:
                                            ------------------------------------

                                  Date:
                                            ------------------------------------

                         SERIES H PREFERRED STOCK PROXY

                            TRIKON TECHNOLOGIES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 2001
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            TRIKON TECHNOLOGIES, INC.

THIS PROXY IS ONLY TO BE USED TO VOTE SHARES OF SERIES H PREFERRED STOCK, NO PAR VALUE PER SHARE ("SERIES H PREFERRED STOCK"), OF TRIKON TECHNOLOGIES, INC. IT IS NOT TO BE USED TO VOTE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE ("COMMON STOCK"), OF TRIKON TECHNOLOGIES, INC. HOLDERS OF COMMON STOCK SHOULD COMPLETE THE COMMON STOCK PROXY INCLUDED IN THESE MATERIALS. HOLDERS OF COMMON STOCK AND SERIES H PREFERRED STOCK SHOULD COMPLETE THIS PROXY TO VOTE THEIR SHARES OF SERIES H PREFERRED STOCK AND THE COMMON STOCK PROXY INCLUDED IN THESE MATERIALS TO VOTE THEIR SHARES OF COMMON STOCK.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of Stockholders to be held on May 15, 2001 and the proxy statement, and appoints Christopher D. Dobson and Nigel Wheeler or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Series H Preferred Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 2001 annual meeting of stockholders of Trikon to be held at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020, on May 31, 2000 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

2. TO ELECT A DIRECTOR TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS SUCCESSOR HAS BEEN ELECTED AND QUALIFIED, TO BE ELECTED BY THE HOLDERS OF THE SERIES H PREFERRED STOCK:

     ______ FOR Stephen N. Wertheimer

     ______ WITHHOLD AUTHORITY to vote for the nominee listed above.

5. IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS, TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF POSTPONEMENTS THEREOF.

         The board of directors recommends a vote FOR the directors listed above in proposal 2 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this

Proxy will be voted FOR the election of the directors listed above in proposal 2 and FOR all other proposals.

                              MARK HERE FOR ADDRESS
                              CHANGE AND NOTE BELOW

         Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.


                                  Signature:
                                            ------------------------------------

                                  Date:
                                       -----------------------------------------

                                  Signature:
                                            ------------------------------------

                                  Date:
                                            ------------------------------------

                                                                      EXHIBIT A

                            TRIKON TECHNOLOGIES, INC

               Audit Committee Charter - Adopted February 2, 2000

1. Organisation

     The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that my interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

2. Statement of Policy

     The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the company.

3. Responsibilities

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

4. In carrying out these responsibilities, the audit committee will:

     o Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

     o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

     o Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

     o Review and concur with management's appointment, termination, or replacement of any director of internal audit.

     o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilised, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

     o Inquire of management, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     o Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgements about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

     o Provide sufficient opportunity for the independent auditors to meet with members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, and accounting personnel, and the co-operation that the independent auditors received during the course of audit.

     o Review accounting and financial human resources and succession planning within the Company.

     o Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

     o Review the nature and scope of other professional services provided to the company by the independent auditors and consider the relationship to the auditors' independence.

     o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

     o Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgements affecting the financial statements. in addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

     o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     o Investigate any matter brought to its attention with the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

     o Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                                                                      EXHIBIT B

                           TRIKON TECHNOLOGIES, INC.

                             1991 STOCK OPTION PLAN
                         (As Amended on March 7, 2001)

   SECTION 1. Description of Plan. This is the 1991 Stock Option Plan (the "Plan") of Trikon Technologies, Inc., a California corporation (the "Company"). Under the Plan, employees, directors, consultants and advisors of the Company or any of its Subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the Common Stock of the Company ("Common Stock"). For purposes of the Plan, the term "Subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a Subsidiary of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated Incentive Stock Options, or not qualify for such treatment and be designated Non-Statutory Stock Options.

   SECTION 2. Purpose of this Plan. The purpose of the Plan and of granting options to employees, directors, consultants and advisors is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to such persons by assisting them in acquiring shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

   SECTION 3. Eligibility. The persons who shall be eligible to receive grants of Options under the Plan shall be the employees, directors, consultants and advisors of the Company or any of its Subsidiaries. A person who holds an option is herein referred to as a "Participant." More than one Option may be granted to any one Participant. Notwithstanding the foregoing, no Option may be granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary unless the Option Price (as hereinafter defined) is at least 110% of the fair market value of the Common Stock on the date of grant. In addition, any Incentive Stock Option granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary shall have a termination date not later than five years after the date such Option is granted. For this purpose, a person's stock ownership is determined using the constructive ownership rules contained in Code Section 424(d).

   Only employees of the Company or a Subsidiary may be granted Incentive Stock Options under the Plan. The exercise of an Incentive Stock Option will not qualify for favorable income tax treatment unless the Participant remains an employee of the Company or a Subsidiary at all times during the period beginning on the date of the grant of the Incentive Stock Option and ending on the date three months before the date of the exercise of the Incentive Stock Option. For this purpose, a Participant who is on a leave of absence that exceeds ninety days will be considered to have terminated his employment on the ninety-first day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a termination of employment because of a transfer of employment between the Company and a Subsidiary (or vice versa).

   The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which any Participant may be granted Incentive Stock Options first exercisable in any calendar year under the Plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any Subsidiary shall not exceed $100,000.

   SECTION 4. Administration. This Plan shall be administered by the Board of Directors of the Company or a committee thereof (in either case, the "Board"). Should the Board delegate its authority to administer the Plan to a committee of the Board, then such committee shall be comprised of individuals who satisfy the requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and under Code Section 162(m) for purposes of Option grants made to officers and directors of the Company who are subject to the short-swing liability provisions of Section 16 of the 1934 Act, as amended.

   The Board is authorized and empowered to administer the Plan and, subject to the Plan, (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each such Participant, to specify the Option Price (as hereinafter defined) and the terms of options, and in general to grant Options; (b) to determine, subject to the limits of Section 3 hereof, whether Options will be Incentive Stock Options or Non-Statutory Stock options; (c) to determine the dates upon which options shall be granted and to provide for the terms and conditions of the options in a manner consistent with this Plan, which terms and conditions need not be identical as to the various options granted; (d) to interpret the Plan;
(e) to prescribe, amend and rescind rules relating to the Plan; and (f) to determine the rights and obligations of Participants under the Plan. The interpretation and construction by the Board of any provision of the Plan or of any option granted thereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

   SECTION 5. Shares Subject to the Plan. The number of shares of Common Stock which may be purchased under both the Plan and the Company's Share Option Scheme shall be 2,500,000 shares. Such number shall in any event be adjusted to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

   The maximum number of shares for which Options may be granted to any Participant shall be limited to 210,000 shares per calendar year. For this purpose, an Option granted to a Participant shall be continued to be outstanding despite its cancellation.

   SECTION 6. Option Price. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be determined in each case by the Board with respect to each specific Option but shall not be less than the Fair Market Value (as defined below) of such shares on the date of grant. In the event that the Company acquires another entity, the Board may authorize the issuance of options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

   Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

        (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (b) If the Common Stock is at the time listed on either the American Stock Exchange or the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (c) In the event the Common Stock is not traded on the Nasdaq National Market or listed on the American Stock Exchange or the New York Stock Exchange, the Fair market value shall be determined by the Board, after taking into account such factors as it deems appropriate.

   SECTION 7. Exercise of Options. Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in five equal cumulative annual installments commencing one year after the date of grant (provided the Participant is employed by the Company at the time of vesting), or in such other installments and at such other intervals as the Board may in any specific case or cases otherwise specifically determine in granting such Option. The Board may not impose a vesting schedule upon the option or shares of Common Stock subject to such option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the date of grant of the Option. However, such limitation shall not be applicable to any Option granted to individuals who are officers of the Company, directors or independent consultants. Each Option shall terminate and expire, and shall no longer be subject to exercise, ten (10) years after the date of grant thereof, or at such earlier date as the Board may otherwise specifically determine in granting such Option. The Option shall be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration (including promissory notes or shares of Common Stock then held by the Participant) as the Board may approve from time to time.

   SECTION 8. Option. Each Option granted under the Plan shall be evidenced by a written stock option executed by the Company and delivered to the Participant, which shall be substantially in the form attached as Exhibit A hereto, or shall be in such other form as specified by the Board. Such stock option shall indicate whether such Option is to be an Incentive Stock Option or a Non-Statutory Stock Option and, if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code.

   SECTION 9. Issuance of Common Stock. The Company's obligation to issue shares of Common Stock upon the exercise of an Option is expressly conditioned upon the making of such investment representations and related undertakings by the Participant (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any securities law registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof, and (b) agrees to have placed upon the face and reverse of any certificates evidencing such shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies.

   SECTION 10. Limited Transferability of Options. During the lifetime of a Participant, options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death in accordance with Section 13(b) hereof.

   SECTION 11. Recapitalization, Reorganization, Merger or Consolidation. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be issued pursuant to the exercise of options under the Plan and the maximum number of shares for which options may be granted per Participant, as provided in Section 5, and
(b) in the number, price and kind of shares subject to any outstanding option granted under the Plan.

   Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the Plan and each outstanding Option shall terminate; provided that in such event: (a) each Participant to whom no option has been tendered by the surviving corporation in accordance with all of the terms of clause (b) immediately below shall have the right until five days before the effective date of such dissolution or liquidation, or such merger or consolidation in which the Company is not the surviving corporation, to exercise in whole or in part any unexpired Option or Options issued to him, without regard to the installment provisions of Section 7 of the Plan or any option agreement; or
(b) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Participant holding an Option, an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to preserve substantially all of the rights and benefits of any option then outstanding under the Plan. Each Participant shall be given written notice by the Company of any such proposed or contemplated dissolution, liquidation, reorganization, merger or consolidation at least thirty-five (35) days prior to the effective date thereof, which notice shall advise such Participant of the proposed dissolution, liquidation, reorganization, merger or consolidation and the rights of the Participant pursuant to this paragraph.

   To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 11, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

   The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

   SECTION 12. Rights as a Shareholder. A Participant holding an Option, or a transferee of an Option, shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 11.

   SECTION 13. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten years from the date such option is granted. Except as otherwise determined by the Board and set forth in the documents evidencing an Option, all options shall terminate and expire upon the first to occur of the following events:

        (a) the expiration of 30 days from the date of such Participant's termination of employment (other than by reason of death), except that if the Participant is disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code) at the time of his termination of employment, the expiration of one year from the date of the Participant's termination of employment;

        (b) the expiration of 180 days from the date of the death of such Participant if his death occurs while he is employed by the Company or any of its subsidiaries; or

        (c) the termination of the option pursuant to Section 11 of the Plan.

   The termination of employment of a Participant by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the option may only be exercised with respect to that number of shares which could have been purchased under the option had the option been exercised by the Participant on the date of such termination.

   For purposes of the above, in the case of Options granted to Participants who are directors of the Company or consultants or advisors to the Company, "employment" shall mean service as such director, consultant or advisor to the Company.

   SECTION 14. Withholding of Taxes. The Company shall deduct and withhold from the wages, salary, bonus and other income paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Participant upon exercise of the option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Board may determine.

   SECTION 15. Termination of Plan. The Plan shall terminate upon the earliest to occur of (i) December 31, 2003, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in accordance with Section 11. However, the Board may in its absolute discretion terminate the Plan at any time. Should the Plan terminate on December 31, 2003, or by the Board in its absolute discretion, then all option grants outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

   SECTION 16. Amendment of Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

   On March 7, 2001, the Plan was amended to increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 750,000 shares (the "2001 Amendment"). The 2001 Amendment became effective immediately upon adoption by the Board.

   The 2001 Amendment is subject to shareholder approval at the 2001 Annual Meeting, and no option grants made on the basis of the 750,000-share increase shall become exercisable in whole or in part unless and until the 2001 Amendment is approved by the shareholders. Should such shareholder approval not be obtained at the 2001 Annual Meeting, then each option grant made pursuant to such 750,000-share increase shall terminate and cease to remain outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to the 2001 Amendment shall automatically be reinstated, and option grants may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants made prior to the 2001 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 2001 Amendment shall be deemed to modify or in any way affect those outstanding options. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

   SECTION 17. Amendment of Options. The Board may modify an existing option, including the right to (a) change the exercise price, (b) accelerate the right to exercise it, (c) extend or renew it, or (d) cancel it and issue a new Option. However, no modification may be made to an option that would impair the rights of the Participant holding the option without his consent. Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h). Whether a modification of an existing option granted to an Insider will be treated as a new grant for purposes of Section 16 of the Securities Exchange Act of 1934 will be determined in accordance with Rule 16b-3.

   SECTION 18. Financial Reports. The Company shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option, unless such individual is a key Employee whose duties in connection with the Company or Subsidiary assure such individual access to equivalent information.